Matria Healthcare, Inc.

Slide 1:

Strategic Rationale
--Will give Matria the broadest disease management offerings in the five most costly disease states
--Cancer disease management is currently receiving strong emphasis from Health Plans and Employers
--Quality Oncology is experiencing and forecasting over 100 percent revenue growth in 2002 and 2003
--Significant opportunity to cross sell to new and existing health plans and employers

Slide 2

Quality Oncology
--Premier national provider of cancer disease management programs
--Forecast 2002 revenues of over $11 million
--Profits beginning in the second half of 2002
--Proprietary web-based management information system with over 200 embedded evidence-based cancer treatment guidelines
--Information system will integrate with Matria's TRAXTM disease management system
--Experienced oncology nurses and physicians to assist in providing quality patient care
Slide 3

Transaction Summary
Initial Price:    $3 million cash plus $17 million of Matria stock
                  (price of stock determined at closing subject to collar)

Earnout Payment:       Payable in 2004 based upon 2003 QO results
                       Estimated at $20 to $30 million

Closing:               3rd Quarter 2002

Accretion/Dilution:    2002-Slightly dilutive (a few percent)
                       2003-Accretive

Advisors:             J.P. Morgan